P22000023792

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

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(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

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900435143729

RECEIVED
2024 DEC 30 PM 3:59

FILED
2024 DEC 30 AM 9:53
TALLAHASSEE, FLORIDA

Incorporating Services, Ltd.
1540 Glenway Drive
Tallahassee, FL 32301
850.656.7956
Fax: 850.656.7953
www.incserv.com

incserv

ORDER FORM

TO Florida Department of State
The Centre of Tallahassee
2415 North Monroe Street, Suite 810
Tallahassee, FL 32303
corphelp@dos.myflorida.com
850-245-6051

FROM Melissa Moreau
850.656.7953

REQUEST DATE 12/30/2024 **PRIORITY** Regular Approval **OUR REF # (Order ID#)** 1334910

ORDER ENTITY
HALLMARK VENTURE GROUP, INC.

PLEASE PERFORM THE FOLLOWING SERVICES:
HALLMARK VENTURE GROUP, INC. (FL)

File the attached amendment

NOTES:
$35.00 Authorized

RETURN/FORWARDING INSTRUCTIONS:
ACCOUNT NUMBER: I20050000052

Please bill the above referenced account for this order.

If you have any questions please contact me at 656-7956,

Sincerely,

Please bill us for your services and be sure to include our reference number on the invoice and courier package if applicable. For UCC orders, please include the thru date on the results.

Articles of Amendment
to
Articles of Incorporation
of

HALLMARK VENTURE GROUP, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P22000023792

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:** ______________________________
(Principal office address MUST BE A STREET ADDRESS) ______________________________
____

C. **Enter new mailing address, if applicable:** ______________________________
(Mailing address MAY BE A POST OFFICE BOX) ______________________________
____

FILED
2024 DEC 30 AM 9:53
TALLAHASSEE, FLORIDA

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________________

____
(Florida street address)

New Registered Office Address: ______________________________, Florida ______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
_X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

The Company is filing these articles of amendment to ratify the prior corporate actions identified in the attached Board Resolution, which corporate actions may be defective. This ratification is being made pursuant to the provisions of Section 607.0124, Florida Statutes.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

- [x] The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.
- [ ] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.
- [ ] The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

Dated December 18, 2024

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Evan Bloomberg

(Typed or printed name of person signing)

CEO

(Title of person signing)

FILED
2024 DEC 30 AM 9: 53
TALLAHASSEE, FLORIDA

Doc ID: cedb5355094c051190d181e3dd8ede8f3044b0ff

Hallmark Venture Group, Inc.
5112 West Taft Road, Suite M,
Liverpool, NY 13088

Consent Minutes in Lieu of Meeting of the Board of Directors:

Pursuant to Section 607.0205(2) of the Florida Business Corporation Act, the undersigned, being all the directors of **Hallmark Venture Group, Inc.**, a Florida corporation (the "**Corporation**"), named in the Articles of Incorporation of the Corporation that were filed with the Department of State of the State of Florida (the "**Department**"), do hereby waive all formal requirements, including the necessity of holding a formal or informal meeting and any requirements that notice of such meeting be given, and agree that the resolutions set forth below are adopted to the same extent and have the same force and effect that they would have if adopted at an organizational meeting of the Board of Directors of the Corporation (the "**Board**") duly called and held in accordance with Sections 607.0205 and 607.0206 of the Florida Business Corporation Act (the "**Act**") for the purpose of acting upon proposals to adopt such resolutions:

Resolution to Ratify Defective Corporate Action/Transaction

WHEREAS, pursuant to Section 607.0147 of the Act, the Board wishes to ratify certain historical corporate actions (each individually an "Action" and collectively the "Actions") which may be defective due to the Company's inability to locate supporting documents related thereto.

WHEREAS, the Actions needing ratification and corresponding possible defect for which ratification is required are as follows:

1. **Action**: On March 8, 2005, the Company moved its domicile to Nevada and changed its name to Smart Truck Systems, Inc.
   Possible Defect: The Corporation is presently unable to located documents in support of the change in corporate domicile such as shareholder consent, board resolution, Articles of Incorporation/dissolution, etc.

2. **Action**: On March 8, 2005, the Company entered into an Articles of Merger agreement with Homesmart.com, Inc., a publicly traded shell corporation formed in the state of Colorado on April 14, 1995. Homesmart.com was a shell at the time of the acquisition and therefore the acquisition was treated as a reverse merger whereby the acquired company is treated as the acquiring company for accounting purposes.
   Possible Defect: The Corporation is presently unable to locate any documents, including board resolutions related to the merger.

3. **Action**: On November 26, 2006, the board of directors approved the designation and creation of preferred A stock in the State of Nevada. Subsequently, the board of directors authorized the issuance of 100,000 shares of preferred A stock to Roger Pawson.
   Possible Defect: The Corporation is presently unable to locate the Certificate of Designation as filed with the State of Nevada as well as board/issuance resolutions authorizing the share issuance to Mr. Pawson.

4. **Action**: Also on November 26, 2006, Roger Pawson, William Sickert, Andrew Mercer, and Joseph Scarpello were appointed as officers and/or directors of the Corporation.
   Possible Defect: The Corporation is presently unable to locate any documents in support of the aforementioned appointments.

5. **Action**: On April 30, 2007, Roger Pawson, William Sickert, Andrew Mercer and Joseph Scarpello were removed as officers and/or directors of the Corporation due to a material breach in a purchase agreement by and among Hallmark Venture Group and the Corporation (the "Purchase Agreement"). At the time of execution, the Purchase Agreement is believed to have been properly executed by the parties and approved by the board of directors.
   Possible Defect: The Corporation is presently unable to locate any documents in support of the aforementioned officer/director removals, nor is it in possession of the Purchase Agreement and corresponding supporting documents and resolutions in relation to the entry or cancellation thereof.

6. **Action**: On June 30, 2014, the Corporation issued a $55,000 promissory note to Robert Cashman.
   Possible Defect: The Corporation does not presently have a copy of the Note.